2nd Quarter 2019 Earnings Presentation NYSE American | LLEX

Disclaimer – Forward-Looking Statements This presentation contains forward-looking statements. The use of words such as “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates”, “should”, “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this presentation are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. The identification in this presentation of factors that may affect Lilis’ future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. These forward-looking statements are given only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligations, to update any forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. These forward-looking statements include, among other things, statements about Lilis’ expectations, beliefs, intentions or business strategies for the future, statements concerning Lilis’ outlook with regard to the timing and amount of future production of oil, natural gas liquids and natural gas, price realizations, the nature and timing of capital expenditures for exploration and development, plans for funding operations and drilling program capital expenditures, the timing and success of specific projects, operating costs and other expenses, proved oil and natural gas reserves, liquidity and capital resources, outcomes and effects of litigation, claims and disputes and derivative activities. Factors that could cause Lilis’ actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of Lilis’ exploration and development efforts; the price of oil, gas and other produced gases and liquids; the worldwide economic situation; changes in interest rates or inflation; the ability of Lilis to transport gas, oil and other products; the ability of Lilis to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; Lilis’ capital costs, which may be affected by delays or cost overruns; cost of production; environmental and other regulations, as the same presently exist or may later be amended; Lilis’ ability to identify, finance and integrate any future acquisitions; and the volatility of Lilis’ stock price. See the risks discussed in Lilis’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (UNAUDITED) Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of Net Income because of its wide acceptance by the investment community as a financial indicator. The Company defines Adjusted EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion of discount on asset retirement obligations expense, (4) non-cash stock-based compensation expense, (5) unrealized (gain) loss on derivatives, (6) gain on disposition of assets, net, (7) interest expense, (8) loss on extinguishment of debt, (9) gain on equity method investment distribution and (10) federal and state income tax expense. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP. The Company’s Adjusted EBITDAX measure provides additional information which may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis. 2

LLEX Second Quarter 2019 Highlights & Achievements

Improving Financial Metrics & Growth

- 2Q'19 oil production of 3.9 MBbls/d (+50% YoY), total production of 6.3 MBOE/d (+32% YoY)
- 2Q'19 oil, natural gas, and NGL sales revenue increased 23% YoY to $21.9MM
- Sales volumes were 73% liquids, including 62% crude oil, for the quarter ended June 30, 2019
- 2Q'19 Adj. EBITDAX of $11.4MM, up 38% YoY
- Proved reserves at 2Q'19 of 43 MMBoe (+14% YoY), including 69% liquids

Enhanced Margins

- Reduced crude transportation costs from $5.15/Bbl in December 2018, to $0.75/Bbl in June 2019
- Realized 93% of WTI in 2Q'19, versus 84% of WTI in 1Q'19
- Reduced recurring LOE by 24% to $4.99/Boe compared to $6.59/Boe for the same period in 2018 through reductions in saltwater disposal costs

Cost Reductions & Capital Efficiencies

- In 2Q'19 LLEX began focusing on cost reductions and efficiencies by consolidating offices in Fort Worth
- Reduced overall headcount by ~15% and expect to recognize significant G&A savings going forward
- Drilling and completion activities have been temporarily suspended to focus on improving efficiencies on existing production
- Production in 2Q'19 increased by 5% Boe/d and 11% Bo/d compared to 1Q'19

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2019 Outlook & Guidance

Demonstrating Production and EBITDAX Growth

- Increased EBITDAX 38% YoY
- Maintaining full-year 2019 CapEx guidance of $60-70MM
- Completed 3 of the 5 2018 DUC wells (Haley #1H, Haley #2H, and NE Axis #2H) in 2Q'19
- Additional production from scheduled completions activity in 3Q'19 is expected to further impact 2019 results due to the benefits of effective crude oil transportation contracts
- Well hedged in 2019, 2020, and 2021 with incremental improving price realizations based on existing FT contracts
- Temporarily suspended drilling and completions operations toward the end of 2Q'19 to focus on cost reductions, office consolidations, and improving overall operational efficiencies on producing wells
- Capital spending in 3Q'19 will focus on drilling the Grizzly A #2H and completing the 2 Kudu wells which are expected to be flowing to sales in 4Q'19

Guidance & Key Assumptions

	2Q'19 Guidance	2Q'19 Actual	3Q'19 Guidance	Full Yr 2019 Guidance
Oil Production (MBbls/d)	3.6 – 3.8	3.9	2.0 – 2.3	3.0 – 3.2
NGL Production (MBbls/d)	0.8 – 1.0	0.7	0.6 – 0.7	0.7 – 0.8
Liquids Production (MBbls/d)	**4.4 – 4.8**	**4.6**	**2.6 – 3.0**	**3.7 – 4.0**
WTI Crude Oil Price Realizations (Pre-Hedge)	**90% – 95%**	**93%**	**90% – 95%**	**90% – 95%**
D&C CapEx ($MM)	$15 – $20	$14.7	$13 – $17	$60 – $70
Lease Operating Expense ($ Per BOE)	$7.00 – $7.50	$6.69	$6.50 – $7.00	$6.50 – $7.00

***Assumptions**:*

- *The Company is reducing full year 2019 production guidance*
- *4 wells are currently shut-in due to the quality specifications of the natural gas stream. The Company is exploring and testing a variety of solutions to treat the gas in order to meet quality specifications and bring the wells online*
- *Production associated with the 4 shut-in wells has been removed from guidance*
- *D&C activities are expected to resume August 2019*

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LILIS

Second Quarter 2019 Review CapEx Breakdown ($MM) Average Daily Liquids Production (MBbls/d) • Despite temporarily suspending the D&C operations, production during Full Yr 2019 CapEx Proj. 2Q’19 Actual the quarter increased by 5% Boe/d and 11% Bo/d, as compared to $60MM – $70MM $14.7MM 1Q’19. Facilities & 73% Workover 75% 72% Liquids Liquids $1.7MM Oil NGL 72% Liquids 4.6 2H’19 Liquids 4.4 4.3 72% Projected 4.0 0.7 3.9 2019 Liquids 0.7 0.8 ~$20MM 78% 3.4 D&C Liquids 0.7 0.8 1Q’19 $60MM - $5.0MM 2.8 Actual 2.7 0.8 $70MM 2018 $33.1MM DUC D&C 0.4 0.6 $8.0MM 3.9 2Q’19 3.7 3.5 3.3 3.1 Actual 2.6 $14.7MM 2.3 2.2 1Q'18A 2Q'18A 3Q'18A 4Q'18A 1Q'19A 2Q'19A 3Q'19 E YE19E Mdpt. Historical Summary and Comparison of Key Metrics 2Q’18A 2Q’19A %Δ FY18A FY19E Mdpt. %Δ Oil Production (MBbls/d) 2.6 3.9 50% 3.0 3.1 3% NGL Production (MBbls/d) 0.8 0.7 (13%) 0.7 0.8 14% Liquids Production (MBbls/d) 3.4 4.6 35% 3.7 3.9 5% WTI Crude Oil Price Realization (Pre-Hedge) 89% 93% 4% 82% 93% 13% CapEx ($MM) $37.6 $14.7 (61%) $104.0 $65.0 (38%) Lease Operating Expense ($ per BOE) $6.83 $6.69 (2%) $7.64 $6.75 (18%) 5

Operations / Technical Update 6

Operations / Technical Update

Operations Overview

- LLEX completed 3 of 5 2018 DUC's to date – Haley #1H and #2H began flowing to sales in April 2019, the NE Axis #2H began flowing to sales in June 2019
- The 2 Kudu wells are scheduled for completion in September 2019 and are expected to flow to sales in 4Q'19
- NE Axis #2H – IP24-hour rate of 2,455 Boe/d, 712 Bo/d (49% liquids, 29% oil), or 327 Boe/d per 1,000 lateral feet
- The company has contracted a rig and will resume drilling in 3Q'19 with the Grizzly A #2H being the first to spud in August 2019
- Focused on high IRR oil weighted prospects in the Wolfcamp B, Wolfcamp A, and 3rd Bone Spring formations throughout 2019
- In July 2019, the Company temporarily shut-in 4 wells to remain compliant with state flaring regulations
- To date, LLEX has installed artificial lifts on nine select wells to enhance performance and increase production, with two additional wells targeted by the end of 3Q'19

Gathering & Transportation Overview

- 4 wells are shut-in due to inadequate quality specifications in the natural gas stream. Processing capacity is not an issue
- We continue to independently evaluate a number of field treating options that have the potential to significantly improve the quality of the natural gas and bring that production to sales
- LLEX expects to commence shipping crude on the newly built crude oil gathering system and flow a majority of its crude oil through the gathering system in 3Q'19

Technical Overview

- Used operational downtime to deepen geological and engineering study of overall asset area
- Continue to identify and develop opportunities on the land front, including acreage swaps, acreage defense, and other business development opportunities
- Monitor and evaluate offset operators, developing best practices for upcoming wells – including flowback, choke management, completion parameters, and geologic targets

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LILIS

Upcoming Well Status & Recent Well Results Upcoming Well Status Well Status Target Count Well Name Lateral Length WCA 1 NW Axis #1H – Wolfcamp A 1.5 mile Completions 2 Kudu A #2H – Wolfcamp B 1.5 mile Operations WCB 3 Kudu B #2H– Wolfcamp B 1.1 mile 4 Grizzly A #2H – Wolfcamp B 1.9 mile Drilling Operations 5 Haley #3H – Wolfcamp A 1.0 mile WCA 6 Haley #4H –Wolfcamp A 1.0 mile Recent Well Results Location Map Well Name Target Commentary Newly Announced Well Results Lea NE Axis 1.5-mile Upper Wolfcamp A well 1 WCA 2H • 24-hr rate of 2,455 BOE/d or 712 BO/d (49% liquids) Oso 1.5-mile Upper Wolfcamp A well 2 WCA 2 1H • 24-hr rate of 910 BOE/d or 500 BO/d (65% liquids) 1 5 1-mile spacing test Upper Wolfcamp A well Haley 3 WCA • 24-hr rate of 1,422 BOE/d or 317 BOE/d per 1,000 lateral ft. (90% 1H liquids) Loving Winkler 1-mile spacing test Upper Wolfcamp A well Haley 4 WCA • 24-hr rate of 1,048 BOE/d or 234 BOE/d per 1,000 lateral ft. (81% 2H liquids) Second 1.5-mile Wolfcamp A well 3 4 East Axis 5 WCA • 24-hr rate: 1,733 BOE/d or 223 BOE/d per 1,000 lateral ft. (54% 2H liquids) 8

Appendix 9

Total Proved Reserves 2Q’19 Reserve Report Summary (SEC Pricing) 1 2Q'19 Total Net Reserves PV-10 ($MM) $359.7 Oil Gas NGL Total % of PV10 $337.3 Category $327.8 (Mbbl) (MMcf) (Mbbl) Mboe Total (SEC) PDP: 5,988 27,585 1,865 12,451 29% $176,295 PNP: 976 2,600 224 1,633 4% $22,952 PUD: 15,985 50,745 4,371 28,814 67% $138,006 Total Proved 22,949 80,930 6,460 42,897 100% $337,253 $68.8 YE17 YE18 1Q'19 2Q'19 PDP PNP PUD Oil (MMBbls) Gas (MMcf) NGL (MMBbl) Total (MMBoe) 85.1 8.4 22.5 22.9 78.7 80.9 44.0 42.9 21.2 7.4 42.7 6.5 7.2 11.5 16.1 1.6 YE17 YE18 1Q'19 2Q'19 YE17 YE18 1Q'19 2Q'19 YE17 YE18 1Q'19 2Q'19 YE17 YE18 1Q'19 2Q'19 PDP PNP PUD PDP PNP PUD PDP PNP PUD PDP PNP PUD 1) Internally prepared 10

Pro Forma Capitalization (unaudited) – Reducing Leverage and Increasing Liquidity

Pro Forma Capitalization ($MM)

Sources			Uses		
July '19 WI & ORRI Sale Proceeds	$	39.0	RBL Repayment	$	18.0
			Payables	$	21.0
Total Sources	**$**	**39.0**	**Total Uses**	**$**	**39.0**

- Transaction proceeds have been used to reduce debt and give LLEX flexibility to carefully manage drilling and completion operations in the second half of 2019, driving future growth organically under the existing one-rig program

LLEX Capitalization

($MM)	6/30/19	PF Adj.	PF 6/30/19
Cash & Cash Equivalents	$ 7.0	$ -	$ 7.0
Debt			
Revolving Credit Facility	$ 123.0	$ (18.0)	$ 105.0
Total Debt	**$ 123.0**	**$ (18.0)**	**$ 105.0**
Equity [1]			
Series C Preferred Stock	$ 141.4	$ -	$ 141.4
Series D Preferred Stock	41.7	-	41.7
Series E Preferred Stock	61.6	-	61.6
Series F Preferred Stock	56.6	-	56.6
Common Stock	356.2	-	356.2
Other Stockholders' Equity (Deficit)	(333.4)	-	(333.4)
Total Equity	**$ 324.2**	**$ -**	**$ 324.2**
Total Capitalization	**$ 447.2**	**$ (18.0)**	**$ 429.2**
Liquidity			
Cash & Cash Equivalents	$ 7.0	$ -	$ 7.0
(+) RBL Facility Capacity	125.0	(10.0)	115.0
(-) RBL Facility Borrowings	(123.0)	18.0	(105.0)
Total Liquidity	**$ 9.0**	**$ 8.0**	**$ 17.0**

Key Statistics

Financial & Operating Metrics	
2Q'19 Annualized PF Adj. EBITDAX [2]	$43.5
2Q'19 Average Production (MBOE/d)	6.3
2Q'19 Proved Reserves (MMBOE)	42.9
2Q'19 Proved Dev. Reserves (MMBOE)	12.5
2Q'19 PV-10	$337.3

2Q'19 Pro Forma Key Credit Statistics	
Total Debt / 2Q'19 LQA PF Adj. EBITDAX [2]	*2.4 x*
Total Debt / Total Capitalization	*24.5%*
RBL Facility % Drawn	*91.3%*
Total Debt / TP Reserves ($ / BOE)	*$2.45*
Total Debt / PD Reserves ($ / BOE)	*$8.43*

RBL Repayment

- $18MM BB repayment with transaction proceeds
- Increases liquidity by $8MM
- Resulting debt balance of $105MM
- $10MM of BB capacity

1) *Preferred Stock values include accumulated PIK interest*
2) *2Q'19 EBITDAX is reduced by approximately $480k from the reconciliation on slide 14 to give pro forma effect to the sold revenue interest from the ORRI in the quarter*

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LILIS

Current Hedging Schedule[1,2] - July 26, 2019

	Jul '19 - Dec '19	2020	2021
WTI Oil Hedges			
Current Swap Volume (Bbl)	15,915	376,153	135,068
Average Daily Swap Volume (Bbl/d)	173	1,028	370
Average Price	$58.80	$56.28	$53.07
Current Collar Volume Long Put (Bbl)	368,000	187,460	270,838
Average Daily Collar Volume (Bbl/d)	2,000	513	742
Average Price	$53.75	49.50	50.00
Current Collar Volume Short Call (Bbl)	368,000	187,460	270,838
Average Daily Collar Volume (Bbl/d)	2,000	513	742
Average Price	$67.35	63.87	59.70
Current Collar Volume Short Put (Bbl)	276,000	-	-
Average Daily Collar Volume (Bbl/d)	1,500	-	-
Average Price	$45.00	-	-
Average Crude Ceiling	$67.02	$58.77	$57.49
Average Crude Floor	$53.95	$54.03	$51.02
NYMEX Natural Gas Hedges			
Current Swap Volume (Mmbtu)	1,076,511	1,667,992	376,602
Average Daily Swap Volume (Mmbtu/d)	5,836	4,551	4,184
Average Price	$2.660	$2.569	$2.77
Current Collar Volume Long Put (Mmbtu)	422,176	1,005,873	1,629,302
Average Daily Collar Volume (Mmbtu/d)	6,923	2,758	4,452
Average Price	$2.800	$2.55	$2.20
Current Collar Volume Short Call (Mmbtu)	422,176	1,005,873	1,629,302
Average Daily Collar Volume (Mmbtu/d)	6,923	2,758	4,452
Average Price	$3.060	$3.07	$2.97
Average Gas Ceiling	$2.77	$2.75	$2.93
Average Gas Floor	$2.71	$2.56	$2.30
Total Volume Hedged (Boe)	633,696	1,009,257	740,223
Average Daily Volume (Boe/d)	3,444	2,759	2,029
Average Daily Oil Volume (Bbl/d)	2,086	1,541	1,113
Average Daily Gas Volume (Mmbtu/d)	8,144	7,309	5,498

✓ **Approximately 80%, 75%, and 75% of PDP crude oil volumes are hedged in 4Q'19, 2020, & 2021 respectively**

1. Percentage hedged calculated prior to the ORRI sale and Non-Op WI conveyance
2. Excludes Basis Hedges

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Consolidated Statements of Operations For Three Months Ended June 30, 2019 2018 ($ in thousands, except share and per share data) Oil and gas revenue $ 21,572$ 17,483 Operating expenses: Production costs 3,859 2,984 Gathering, processing and transportation 1,235 872 Production taxes 1,119 821 General and administrative 9,383 7,380 Depreciation, depletion, amortization and accretion 9,188 5,759 Total operating expenses 24,784 17,816 Operating loss (3,212) (333) Other income (expense): Other income (expense) (114) − Gain (Loss) from commodity derivative 2,901 (2,802) Change in fair value of derivative instruments − (19,501) Interest expense (1,845) (8,572) Total other income (expense) 942 (30,875) Net loss before income tax (2,270) (31,208) Paid-in-kind dividends on preferred stock (6,375) (2,465) Net loss $ (8,645) $ (33,673) Net loss per common share: Basic $ (0.09) $ (0.53) Diluted $ (0.09) $ (0.53) Weighted average common shares outstanding: Basic 91,012,030 64,098,309 Diluted 91,012,030 64,098,309 13

Non-GAAP Adjusted EBITDAX Reconciliation (Unaudited) The following table provides a reconciliation of Net Income to the non-GAAP Adjusted EBITDAX for the three months ended June 30, 2018 and 2019 (please see the Disclaimer on slide 2): For the Three Months Ended June 30, 2019 2018 Reconciliation of Adjusted EBITDAX: $ Net income (loss) (2,270) $ (31,208) Non-cash equity-based compensation 2,356) 2,524) Interest expense, net 1,845) 8,572) Depreciation, depletion, amortization and accretion 9,188) 5,759) Loss (gain) from fair value changes of debt conversion and warrant derivatives - 19,501 Unrealized loss (gain) from commodity derivatives, net (4,481) 2,803 Other expense (income), net - - 842 Gain/Loss 115 - Net cash settlement paid for commodity derivative contracts - (1,195) Non-recurring expenses (1,2) 4,615 1,497 $ Adjusted EBITDAX 11,368 $ 8,252 1) 2Q’19 includes non-recurring G&A expense comprised primarily of $1.9MM of advisory fees for strategic business projects and legal fees associated with de- leveraging and $1.7MM of severance payments. 2) 2Q’19 includes non-recurring LOE comprised of $0.5MM of well workover charges, $0.2MM for operating lease expense related to implementation of ASC 842, $0.1MM for contract labor and services, $0.1MM for fuel and power costs, and $0.1MM for miscellaneous other non-recurring LOE charges 14

Wobbe Ploegsma VP of Capital Markets & Investor Relations ir@lilisenergy.com 210.999.5400 NYSE American | LLEX